Exhibit 1.1

Equinix, Inc.

Common Stock, Par Value $0.001 Per Share

Having an Aggregate Offering Price of up to $750,000,000

EQUITY DISTRIBUTION AGREEMENT

December 19, 2018

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

TD Securities (USA) LLC

31 West 52nd Street, 19th Floor

New York, New York 10019

Ladies and Gentlemen:

Equinix, Inc., a Delaware corporation (the “Company”), confirms this equity distribution agreement (this “Agreement”) with Barclays Capital Inc. (“Barclays”), Goldman Sachs & Co. LLC (“Goldman Sachs”), HSBC Securities (USA) Inc. (“HSBC”), MUFG Securities Americas Inc. (“MUFG”) and TD Securities (USA) LLC (“TD Securities”) (each, a “Manager”, and collectively, the “Managers”) as follows:

SECTION 1: Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $750,000,000 (the “Shares”) on the terms and subject to the conditions set forth herein. The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that, whenever the Company determines to sell Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 hereof.

The Company has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-221380) on Form S-3, including a Base Prospectus (as defined below), which specifically relates to Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2: Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Manager on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time any Authorized Representative (as defined in Section 3(a)(i)) instructs any Manager to make sales of Shares as set forth in Section 3 hereof , (iv) the time of each sale of Shares pursuant to this Agreement, (v) each Settlement Date (as defined in Section 3(a)(iv)) and (vi) each Bring-Down Delivery Date (as defined in Section 4(n)) (each such date listed in (i) through (vi), a “Representation Date”), that:

(a) Registration. The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby; the Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Registration Statement, at the Execution Time, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to the Managers by means of the Commission’s EDGAR system.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c) Registration Statement and Prospectus Conform to the Requirements of the Act. On the date hereof, the Registration Statement conformed, and, as then amended or supplemented, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus used most recently prior to the Execution Time) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act. The documents incorporated by reference into the Registration Statement and the Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(d) Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e) No Material Misstatements or Omissions. As of its date the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager expressly for use therein, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Manager consists of the information described as such in Section 7 hereof.

(f) Formation and Qualification; Subsidiaries. The Company has been duly incorporated and is an existing corporation in good standing under the laws of State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing in such other jurisdictions would not reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole. As of September 30, 2018, Equinix LLC; Equinix (US) Enterprises, Inc.; VDC I, LLC; Equinix Hong Kong LTD; Equinix Singapore Pte Ltd; Equinix Japan K.K.; Equinix (Netherlands) Holdings B.V.; Equinix (EMEA) B.V.; Equinix (EMEA) Management, Inc. (each, a “Subsidiary” and, together, the “Subsidiaries,” and the Company, together with the Subsidiaries, the “Company Parties”) are the direct and indirect subsidiaries of the Company that are material to the business of the Company and its subsidiaries taken as a whole; provided, that as of each Representation Date, the “Subsidiaries” for purposes of this Agreement shall be deemed to be the direct and indirect subsidiaries of the Company that are material to the business of the Company and its subsidiaries taken as a whole as of such Representation Date and, in any case, shall include all significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X, and no subsidiaries of the Company shall be excluded from the definition of “Subsidiaries” for such purpose to the extent that such subsidiaries, in the aggregate, are material to the business of the Company and its subsidiaries taken as a whole. As of September 30, 2018, the Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X, and the subsidiaries of the Company that are not Subsidiaries are not, in the aggregate, material to the business of the Company and its subsidiaries taken as a whole. Each of the Subsidiaries has been duly organized and is an existing business entity in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented as of the relevant Representation Date; and each Subsidiary is duly qualified to do business as a foreign business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company owns all of the shares of capital stock or equity interests, as applicable, of each subsidiary of the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as pledged pursuant to financing agreements as disclosed in the Prospectus, as amended or supplemented as of the relevant Representation Date.

(g) Power and Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in the Amended and Restated Bylaws of the Company, as subsequently amended from time to time (the “Bylaws”). All corporate action required to be taken by the Company or its board of directors for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(h) Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Bylaws, and will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Prospectus; and no such issuance of Shares is subject to any statutory, preemptive or other similar contractual rights to subscribe for the Shares.

(i) Outstanding Equity. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus, as amended or supplemented as of the relevant Representation Date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued in accordance with the Bylaws, fully paid and non-assessable and conform as to legal matters to the description thereof contained in or incorporated by reference into the Prospectus, as amended or supplemented as of the relevant Representation Date; and the stockholders of the Company have no preemptive rights with respect to the Shares. As of the date of the Company’s most recent Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

(j) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Federal Reserve Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(l) No Breach or Default. None of the Company or any of the Subsidiaries is currently in breach of, or in default under, any written agreement or instrument to which it or its property is bound or affected except to the extent that such breach or default would not reasonably be expected to have a Material Adverse Effect.

(m) No Conflicts. The execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Company Party or any of their properties, or any agreement or instrument to which any Company Party is a party or by which a Company Party is bound or to which any of the properties of any Company Party is subject (except a breach, violation or default that would not reasonably be expected to have a material adverse effect on the execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein), or the charter or by-laws, or similar organizational documents, of any Company Party.

(n) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Exchange Act or such as may be obtained under state securities or blue sky laws in connection with the offer and sale of the Shares in the manner contemplated herein and in the Registration Statement and the Prospectus.

(o) Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the transactions contemplated by this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(p) Independent Accountants. PricewaterhouseCoopers, LLP (US) (the “Accountants”), which has certified certain consolidated financial statements of the Company and its subsidiaries, is the independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q) Title to Real and Personal Property. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, the Company and the Subsidiaries hold title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that are reasonably likely to result in a Material Adverse Effect; and the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are reasonably likely to result in a Material Adverse Effect.

(r) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their consolidated statements of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information, including the pro forma financial statements and the related notes thereto, incorporated by referenced in the Prospectus and the Registration Statement have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(s) Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v) No Labor Disputes. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(w) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, none of the Company or the Subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), (B) owns leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (C) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (D) is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending or threatened investigation which is reasonably expected to lead to such a claim. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to have a Material Adverse Effect.

(x) No Material Adverse Effect; No Dividends. Except as disclosed in the Registration Statement and the Prospectus, as amended or supplemented as of the relevant Representation Date, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (i) there has not occurred any Material Adverse Effect, or any development or event that would reasonably be expected to involve a prospective Material Adverse Effect, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y) Disclosure. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system.

(z) Insurance. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any such Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any such Subsidiary has any reason to believe, absent a significant change in overall insurance market conditions, that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(aa) Internal Accounting Controls. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in each of the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company and the Subsidiaries’ internal controls over financial reporting are effective and the Company and the Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(bb) No Unlawful Payments. None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating

Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Sanctions. None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including without limitation, Cuba, Iran, North Korea, Syria and the Crimean region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of any offering of Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee) No Broker’s Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings (other than this Agreement) between the Company and any person that would give rise to a valid claim against the Company or any Manager for a brokerage commission, finder’s fee or like payment as a result of the transactions contemplated by this Agreement.

(ff) No Registration Rights. Except as disclosed in the Prospectus, as amended or supplemented as of the relevant Representation Date, or as have been validly waived, there are no contracts, agreements or understandings involving the Company granting to any person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(gg) No Stabilization. None of the Company or any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Except as permitted by the Act and furnished and consented to by the Managers prior to distribution, the Company has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Shares.

(hh) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ii) Sarbanes-Oxley Act. The Company and its directors and officers are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj) Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and was or is (as the case may be) a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Act. The Company has paid the registration fees for each offering of Shares contemplated hereby pursuant to Rule 456(b)(1) under the Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(kk) XBRL. The XBRL included or incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Listing of the Shares. On or prior to the Execution Date, the Shares will have been approved for listing on the Nasdaq Global Select Market (the “Nasdaq”).

(mm) Common Stock. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

Any certificate signed by any officer of the Company and delivered to a Manager or counsel for the Managers in connection with an offering of Shares hereunder shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.

SECTION 3: Sale and Delivery of Shares. (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of the Shares, and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Managers on any trading day for the Nasdaq (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Representatives”), has instructed such Manager (with notice of such instruction to each of the other Authorized Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Company wishes to sell the Shares, the Company may sell the Shares through only one Manager and, if it determines to do so in its discretion, the Company will designate (x) in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) or (y) by telephone (confirmed promptly by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i)) the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event the Company shall not instruct such Manager to sell Shares in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of the Shares under this Agreement, any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager. On any Trading Day, the Company shall give at least one business day’s prior notice (confirmed promptly by electronic mail) to the relevant Manager as to any change of the Manager through whom sales of the Shares as sales agent will be made. The Manager through whom sales of the Shares as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company Parties or to a trustee or other person acquiring the Shares for the accounts of such persons in which Barclays, Goldman Sachs, HSBC, MUFG or TD Securities is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Shares by any method permitted by law including, without limitation, an “at the market offering” as defined in Rule 415 under the Act or sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Managers shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 under the Act.

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Representatives, may instruct the Managers (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or any Manager may, upon notice to the other parties hereto (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(n), 4(o), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii) Each of the Managers hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.

(iv) The compensation to each Manager, as an agent of the Company, for sales of the Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) If acting as sales agent hereunder, each Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the Nasdaq each day in which the Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the Net Proceeds to the Company, and (iii) the compensation payable by the Company to such Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second business day that is also a trading day on the Nasdaq following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds, or, at such Manager’s election, the gross proceeds, for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian

System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. In the event that the relevant Manager delivers the gross proceeds of a given sale of Shares to the Company on a Settlement Date, the compensation payable to such Manager for such sale shall be set forth and invoiced in a periodic statement from the Manager to the Company and payment of such compensation shall be made promptly by the Company as directed by such Manager after the Company’s receipt of such periodic statement. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. Any Authorized Representative shall be a permissible contact person for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section 3(a)(vi).

(vii) At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross proceeds, number or minimum price of Shares duly authorized by the Company.

(d) Each sale of the Shares through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and comfort letters pursuant to Section 4(n), (o) and (q), respectively, hereof.

(e) Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Managers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the trading day following the day that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Company referenced in Section 4(n) below, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information. For the avoidance of doubt, the Company and the Managers may mutually agree from time to time that sales may be effected pursuant to this Agreement following an Earnings Announcement and the applicable Bring-Down Delivery Date of the Company referenced in Section 4(n) below, notwithstanding the fact that the condition in (ii)(A) of this subsection (e) has not been satisfied, subject to the satisfaction of the other terms and conditions contained in this Agreement.

(f) The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(g) If any of the Company or the Managers has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 4: Covenants of the Company. The Company agrees with the Managers as follows:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed by means of the Commission’s EDGAR system; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(c) To promptly advise the Managers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement or pursuant to Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or take any action with respect to such Section 8A, to use its commercially reasonable efforts to obtain the lifting or removal of such order or resolution of such action, as applicable, as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock)) to which the Managers shall have objected in writing.

(d) To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Managers may reasonably request; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e) Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and to provide the Managers with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing.

(f) To promptly notify the Managers of the happening of any event that could require the making of any change in the Registration Statement as then amended or supplemented so that the Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and to prepare and furnish, at the Company’s expense, to each Manager promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change in such quantities as such Manager may reasonably request. To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(g) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h) To make generally available to its security holders, and to deliver to the Managers, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder, which may be satisfied by timely filing reports with the Commission on its EDGAR system) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(i) To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(j) At any time that the Company has instructed any Manager to sell the Shares pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any Common Stock, in each case without giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through any Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Stock pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof; or (iii) issue Common Stock in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Managers may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Company shall in no event request that more than one of the Managers or sales agent sell Shares on the same day.

(k) The Company Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the Nasdaq.

(m) To advise the Managers promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(n) Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are each referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Managers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o) To furnish or cause to be furnished forthwith to the Managers, at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), (i) a written opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Company (together with any other counsel satisfactory to the Managers, “Company Counsel”), each dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion and negative assurance letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter, (ii) a written opinion of Sullivan & Worcester LLP, special tax counsel to the Company (together with any other counsel satisfactory to the Managers, “Tax Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (iii) a written opinion of either (1) the Chief Legal Officer or General Counsel or (2) the Senior Vice President of Legal or Deputy General Counsel of the Company (“In-House Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions and negative assurance letters for subsequent Bring-Down Delivery Dates, Company Counsel, Tax Counsel and In-House Counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p) At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), Cahill Gordon & Reindel LLP, or other counsel to the Managers, shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q) Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers shall otherwise reasonably request, to cause the Accountants (or other independent accountants of the Company satisfactory to the Managers) and any other applicable accounting firm reasonably requested by the Managers, forthwith to furnish to the Managers a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letters referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r) That the Company acknowledges that each of the Managers may trade in Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(s) If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(t) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid to the Managers by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(u) At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the accountants of the Company.

(v) To ensure that prior to instructing any Manager to sell Shares, the Company shall have obtained all necessary corporate authorizations for the offer and sale of such Shares.

(w) If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Shares to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing among the Company and the Managers, the Company agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Shares on the Nasdaq, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Company further agrees with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all fees, costs and expenses of external counsel to the Managers. Each Manager will otherwise pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 6: Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus shall have been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager, no initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Act, shall have occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect.

(c) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion and negative assurance letter of Company Counsel, in form and substance satisfactory to the Managers, dated as of such date.

(d) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of Tax Counsel, in form and substance satisfactory to the Managers, dated as of such date.

(e) On every date specified in Section 4(o) hereof, the Managers shall have received an opinion of In-House Counsel, in form and substance satisfactory to the Managers, dated as of such date.

(f) On every date specified in Section 4(q) hereof, the Managers shall have received from the Accountants and each other accounting firm reasonably requested by the Managers, in each case in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.

(g) On every date specified in Section 4(n) hereof, the Managers shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization.

(h) On every date specified in Section 4(p) hereof, the Managers shall have received an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, or other counsel to the Managers, in form and substance satisfactory to the Managers, dated as of such date.

(i) All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j) The Shares shall have been approved for listing on the Nasdaq, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7: Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Manager, its employees, agents, directors and officers, any person who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which such Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have to such Manager or any such person or otherwise except to the extent the Company did not otherwise learn of such Proceeding and such failure results in the forfeiture by the Company of substantial rights and defenses. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding, except in the case of a conflict of interest among indemnified parties). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company and its employees, agents, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Company expressly for use with reference to such Manager in the Prospectus, in any road show or in any Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Company acknowledges that the information contained under the heading “Plan of distribution” in the Prospectus Supplement in the paragraph related to stabilizing transactions constitutes the only information furnished in writing by or on behalf of any Manager for inclusion in any of the Registration Statement, the Prospectus, a road show, or any Permitted Free Writing Prospectus.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such Manager shall not relieve such Manager from any liability which such Manager may have to the Company or any such person or otherwise except to the extent such Manager did not otherwise learn of such Proceeding and such failure results in the forfeiture by such Manager of substantial rights and defenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager, such Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the relevant indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by such Manager hereunder, bear to the aggregate gross sales price of the Shares. The relative fault of the Company, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For the avoidance of doubt, any obligations of the Managers under this Section 7(c) shall be several, and not joint.

(d) The Company and each Manager agrees that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Company and each Manager agrees promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its employees, agents, directors or officers, any person (including each employee, agent, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Shares or the successors and assigns of the foregoing, or by or on behalf of the Company, their directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9: Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Terms Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall, as to itself, have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each other party hereto. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e) Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be delivered or sent to, as applicable, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; HSBC Securities (USA) Inc., 452 Fifth Avenue, 8th Floor, New York, New York 10018, Attention: Jeffrey Nicklas, Director, Equity Capital Markets; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Tel: (212) 405-7440, Facsimile: (646) 434-3455; TD Securities (USA) LLC, 31 West 52nd Street, 19th Floor, New York, New York 10019, Attention: Equity Capital Markets, Facsimile: (212) 827-7252; and, if sent to the Company, shall be telefaxed to the Chief Legal Officer, (650) 598-6913, and confirmed to it at One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attention: the Legal Department. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Managers and, to the extent provided in Section 7 hereof, the other indemnified parties referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Company or its management, shareholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager agrees that the Company is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15: Entire Agreement. This Agreement, together with any Terms Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19: Submission to Jurisdiction. Except as set forth below, no claim, proceeding, counterclaim or other action related to or arising out of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20: Successors and Assigns. This Agreement shall be binding upon the Company and each Manager and their respective successors and assigns and any successor or assign of all or substantially all of the Company’s or such Manager’s respective businesses and/or assets.

SECTION 21: Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager.

SECTION 22: Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

[Signature Pages Follow.]

If the foregoing correctly sets forth the understanding between the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Managers.

Very truly yours,

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name: Keith D. Taylor
Title: Chief Financial Officer

Equinix, Inc. – Equity Distribution Agreement

ACCEPTED as of the date

first above written

BARCLAYS CAPITAL INC.

By:	/s/ Geoffrey Feldkamp
Name: Geoffrey Feldkamp
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ David Potterbaum
Name: David Potterbaum
Title: Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Michael Gordon
Name: Michael Gordon
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Daniel DeAlmeida
Name: Daniel DeAlmeida
Title: Managing Director

Equinix, Inc. – Equity Distribution Agreement

Schedule A

Permitted Free Writing Prospectuses

None.

Schedule B

Authorized Representatives

Charles J. Meyers

Keith D. Taylor

Melanie Mock

Daniel Buza

Amit Khemka

Cameron Parker

Vanessa Neumann

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Equinix, Inc., a Delaware corporation (the “Company”), and Barclays Capital Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC, as managers, dated December 19, 2018 (the “Agreement”), I hereby request on behalf of the Company that [•] sell up to [•] shares of the Company’s common stock, par value $0.001 (the “Shares”) at a minimum market price of $[•] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [•] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:
Title: